As filed with the Securities and Exchange Commission on June 6, 2006
Registration No. 333-108666

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
IKON OFFICE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Ohio	23-0334400

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

70 Valley Stream Parkway, Malvern, PA	19355

(Address of Principal Executive Offices)	(Zip Code)

2003 IKON OFFICE SOLUTIONS, INC. NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN
2003 IKON OFFICE SOLUTIONS, INC. EMPLOYEE EQUITY INCENTIVE PLAN

(Full title of the plans)
Mark A. Hershey
Senior Vice President, General Counsel and Secretary
IKON Office Solutions, Inc.
70 Valley Stream Parkway
Malvern, PA 19355
(Name and address of agent for service)
(610) 296-8000
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES
     IKON Office Solutions, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to deregister under this registration statement certain shares of the Registrant’s common stock, without par value (the “Common Stock”), originally registered for issuance under the 2003 IKON Office Solutions, Inc. Non-Employee Directors’ Compensation Plan (the “2003 Directors’ Plan”) and the 2003 IKON Office Solutions, Inc. Employee Equity Incentive Plan (the “2003 Employee Plan”) pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2003 (Registration No. 333-108666) (the “Registration Statement”). Pursuant to the Registration Statement, a total of 1,000,000 shares of Common Stock were registered for issuance under the 2003 Directors’ Plan and 5,000,000 shares of Common Stock were registered for issuance under the 2003 Employee Plan.
     As of February 22, 2006, five of the Registrant’s equity compensation plans, including the 2003 Directors’ Plan and the 2003 Employee Plan, have been merged into the IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan (the “2006 Omnibus Plan”). No future awards will be made under the 2003 Directors’ Plan or the 2003 Employee Plan. According to the terms of the 2006 Omnibus Plan, the number of shares of common stock attributable to outstanding grants under the 2003 Directors’ Plan and the 2003 Employee Plan as of February 22, 2006, as well as shares of common stock reserved for issuance under these plans, other than previously exercised options or vested awards, as of February 22, 2006, will be issued or available for issuance under the 2006 Omnibus Plan. Outstanding grants under the 2003 Directors’ Plan and the 2003 Employee Plan will continue to be governed according to their terms in effect on February 22, 2006, and the shares with respect to such grants will be issued or transferred under the 2006 Omnibus Plan. The total number of shares transferred from the 2003 Directors’ Plan and the 2003 Employee Plan to the 2006 Omnibus Plan as of February 22, 2006 were, respectively, 989,012 shares and 4,948,680 shares (the “Carried Forward Shares”). The Carried Forward Shares are hereby deregistered under this registration statement.
     Concurrently with the filing of this Post-Effective Amendment No. 1, the Registrant is filing a Registration Statement on Form S-8 to register shares of Common Stock for issuance pursuant to the 2006 Omnibus Plan, including but not limited to, the Carried Forward Shares. In accordance with General Instruction E to Form S-8 and other guidance promulgated by the SEC, the registration fees associated with the Carried Forward Shares paid by the Registrant in connection with the original filing of the Registration Statement will be carried forward and applied to the registration fee required in connection with the Registration Statement on Form S-8 for the 2006 Omnibus Plan.

Item 8. Exhibits
SIGNATURES
Powers of Attorney

Item 8. Exhibits.
          24.1 Powers of Attorney.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Malvern, Commonwealth of Pennsylvania, on this 6th day of June 2006.

IKON OFFICE SOLUTIONS, INC.

Date: June 6, 2006	By:	/s/ Robert F. Woods

		Name:	Robert F. Woods
		Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew J. Espe Matthew J. Espe	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 6, 2006

/s/ Robert F. Woods Robert F. Woods	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 6, 2006

/s/ Theodore E. Strand Theodore E. Strand	Vice President and Controller (Principal Accounting Officer)	June 6, 2006

*	Director	June 6, 2006
Philip E. Cushing

*	Director	June 6, 2006
Thomas R. Gibson

*	Director	June 6, 2006
Richard A. Jalkut

*	Director	June 6, 2006
Arthur E. Johnson

*	Director	June 6, 2006
Kurt M. Landgraf

*	Director	June 6, 2006
Gerald Luterman

Signature	Title	Date

*	Director	June 6, 2006
William E. McCracken

*	Director	June 6, 2006
William L. Meddaugh

*	Director	June 6, 2006
Anthony P. Terracciano

* By:	/s/ Mark A. Hershey
Mark A. Hershey
Attorney-in-fact